SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

July 13, 2015

Date of Report

(Date of Earliest Event Reported)

Tianyin Pharmaceutical Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3

South Renmin Road

Chengdu, P. R. China, 610041

(Address of principal executive offices (zip code))

+011-86-28- 8551-6696

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 13, 2015 (“Notice Date”), Tianyin Pharmaceutical Co., Inc. (the “Company”) received a notice from the NYSE MKT Staff indicating that the Company is below certain of the continued listing standards of the NYSE MKT (the “Exchange”) as set forth in Section 1103(f)(iv) of the NYSE MKT Company Guide, which requires listed companies to pay, when due, any applicable listing fees established by NYSE MKT. As of the Notice Date, the Company was delinquent in paying its listing fees of $10,000.

The failure of the Company’s payment in the listing fees was due to an inadvertent oversight. On July 16, 2015, the Company arranged a wire and remitted the payment of $10,000 to NYSE MKT. As of the date of this filing, the Company is waiting for the NYSE MKT to confirm that the payment has been received and that it is no longer delinquent in the payment of the listing fees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

By:	/s/ Dr. Guoqing Jiang
Name: Dr. Guoqing Jiang
Title: Chief Executive Officer

Dated: July 17, 2015

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